                                                                    EXHIBIT 99.1




                                    FOR IMMEDIATE RELEASE

                                    INVESTOR CONTACT:           INVESTOR CONTACT:        MEDIA CONTACT:
                                    Peggy Jo Toth               Todd A. Fromer           Kerri Budde
                                    248-644-0500 ext. 42873     KCSA                     248-554-6532
                                    vsih@vsi-hq.com             212-682-6300             kbudde@vsi-hq.com
                                                                tfromer@kcsa.com




                 VSI HOLDINGS, INC. ANNOUNCES PRELIMINARY 2001
                            FISCAL YEAR-END RESULTS

            LOSSES DRIVEN BY AUTO INDUSTRY CUTBACKS & FOCUS ON BUYER
                                   INCENTIVES

BLOOMFIELD HILLS, MICH. DECEMBER 21, 2001 -- VSI HOLDINGS, INC. (AMEX:VIS) today announced that preliminary unaudited results for the fiscal year ending September 30, 2001, reflect a 33% downturn in revenues and a per share loss of $0.64, basic and diluted. In the prior fiscal year, VSI Holdings reported revenues of $187 million and earnings per share of $0.17.

         Commenting on the preliminary results, Steve Toth Jr., Chairman and Chief Executive Officer of VSI Holdings, said, "Our business was impacted by an unanticipated economic slowdown that began in the spring of 2001. This downturn accelerated, becoming severe, causing our automotive clients to make large cutbacks in spending which resulted in a number of cancellations and delays of scheduled projects and engagements, many of which were slated for the third and fourth quarters of our fiscal year. After taking into account the need to preserve human capital and our core competencies to provide viable resources, we took aggressive steps to right-size our operations. While the extent of the impact from the current industry-wide reversal remains difficult to gauge, we expect the effects of our restructuring actions to yield in excess of $17 million in operational savings in our upcoming 2002 fiscal year."

         The Company noted that during the third and fourth fiscal quarters of 2001, the profit scoreboards of their automotive clients caused further industry-wide pressures. The automotive companies reacted by demanding give-backs and contract renegotiations, several of which were retroactive to the beginning of fiscal 2001 and diverted an unprecedented volume of funds to buyer incentive programs such as zero percent financing, which negated brand support initiatives and training budgets. These renegotiations compounded the negative impact on VSI's 2001 fiscal year revenue and earnings results.

Our Venture Capital Group was also affected by the poor economic environment. "We incurred $5.3 million in write-downs associated with our investments in technology and entertainment, specifically, a $2.0 million charge for the write-down of our investment in an online automotive transaction system and a $3.3 million write-down associated with our investment in a planned theme park based on the AOL TimeWarner property, The Wizard of Oz," stated Toth.

"We anticipate our net loss for fiscal year 2001 will be approximately $21.2 million, representing the collective effect of an industry-wide drought in new business opportunities coupled with restructuring costs, technology cost overruns, additional one-time lay-off charges and costs related to our unresolved merger with SPX Corporation, which is currently in litigation.

"Given the uncertain outlook for the economy, we are exploring alternatives to maximize shareholder value including selling of certain lines of the business and identifying suitable investment partnerships that could provide capital and counsel for appropriate acquisitions or mergers. The objective of this effort is to better utilize our capacity and to enter into new markets that will diversify our products and services. We believe companies in the communications and education industries have been severely impacted by the downturn. There seem to be numerous cost saving applications and possible combinations with a variety of related businesses which could provide an opportunity for us to consolidate the fragmented industries we serve. There are no assurances that our efforts will be successful," concluded Toth.

ABOUT VSI HOLDINGS, INC.
The VSI Networks provide customer relationship management services, Internet/Intranet communications, education and training, and edutainment/entertainment. The Company employs approximately 1,000 professionals through its networks and offers integrated marketing services using a wide range of technology-driven alternatives.

The spectrum of services of the Networks include concept development through implementation of Web-based offerings including seamless CRM/e-commerce integration, customer interaction center and back-end fulfillment; long-form cable programming; interactive satellite-driven and Web-based education and e-learning; integrated logistics and distribution; database management; site-based marketing and touring events. Information about VSI Holdings is available on their Web site at www.vsiholdings.com.


VSINETWORKS ... PEOPLE WHO GET IT!



                                    - MORE -


                                                                 Year Ended September 30
                                                              -----------------------------------
                                                              Unaudited         Audited
                                                              2001              2000
-------------------------------------------------------------------------------------------------
Revenue                                                        $124,581,000      $187,255,000

Expenses
Cost of revenue                                                  54,401,000        82,471,000
Operating expenses                                               91,667,000        90,737,000
                                                              ----------------  ---------------

Total expenses                                                  146,068,000       173,208,000
                                                              ---------------   ---------------

Operating Income (Loss)                                         (21,487,000)       14,047,000

Other Income (Expenses)
Permanent impairment on investments                              (5,318,000)                -
Equity in losses of unconsolidated investee                         (23,000)       (1,515,000)
Interest income and other income (expense)                          521,000            69,000
Gain (loss) on sale of assets                                      (300,000)          168,000
Interest expense                                                 (3,663,000)       (3,708,000)
                                                              ----------------- ----------------

Total other expenses                                             (8,783,000)       (4,986,000)
                                                              ----------------- ----------------

Income (Loss) - Before income taxes                             (30,270,000)        9,061,000

Provision for (Benefit from) Income Taxes                        (9,061,000)        3,511,000
                                                              ----------------- ----------------

Net Income (Loss)                                               (21,209,000)        5,550,000

Other Comprehensive Income (Expense) - Net of tax
Foreign currency translation adjustment                             (49,000)          (17,000)

Unrealized gain (loss) on securities                             (2,154,000)       (1,108,000)
                                                              ----------------- ----------------

Total other comprehensive income
(expense)                                                        (2,203,000)       (1,125,000)
                                                              ----------------- ----------------

Comprehensive Income (Loss)                                   $ (23,412,000)    $   4,425,000
                                                              ===============   ===============


Certain statements included in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements involve a number of risks, uncertainties, and other factors including potential changes in market conditions that could cause actual results to differ materially. Please refer to the Company's filings with the Securities and Exchange Commission for a discussion of certain important factors that relate to forward looking statements contained herein. Although the Company believes that the expectations reflected in any such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

You may register to receive VSI Holding's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.
                                      # # #